Exhibit 10-1

AGREEMENT AND PLAN OF SHARE EXCHANGE

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter referred to as the “Agreement”), is entered into as of December 28, 2010 by and among, IVT Software, INC. , a publicly-owned Nevada corporation (“IVTW”), and Haddad Wylie Industries, LLC a Pennsylvania LLC  (“HWI”)  sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”)

W I T N E S S E T H

A) WHEREAS, IVTW is a publicly-owned Nevada  corporation with 13,419,167 shares of common stock, par value $0.0001 per share, issued and outstanding (the “IVTW”) Common Stock”) and is quoted on the Over the Counter Bulletin Board under the symbol (“IVTW”).

B) WHEREAS, the (“HWI”) Shareholders listed on Schedule I hereto own all of the issued and outstanding  Members Units of (“HWI”) (the “(“HWI”) ”).

C) WHEREAS, the Parties desire that IVTW acquire all of the (“HWI”) Members Units from the (“HWI”) Members solely in exchange for an aggregate of 9,929,716 newly issued shares of common stock of IVTW  (the “Exchange Shares”) pursuant to the terms and conditions set forth in this Agreement.

D) WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the (“HWI”) Members  on a pro rata basis, in proportion to the ratio of each Members Units  of (“HWI”) held by such (“HWI”) Member,  bears to the Membership Units of (“HWI”) held by all the (“HWI”) Members as of the date of the Closing.

E) WHEREAS, following the Closing, (“HWI”) will become a wholly-owned subsidiary of IVTW and the Exchange Shares will represent approximately Seventy Five percent (75%) of the total outstanding shares of Common Stock of IVTW.

F) WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

G) NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

PLAN OF EXCHANGE

1.1 The Exchange.  At the Closing (as hereinafter defined), one hundred percent (100%) of the Member Units of  (“HWI”) shall be exchanged for 9,929,716  shares  of IVTW Common Stock.  From and after the Closing Date, the (“HWI”) Members shall no longer own any Membership Units of (“HWI”)  and the  certificates formerly representing Members Ownership Units  of (“HWI”) shall represent the pro rata portion of the Exchange Shares issuable in exchange therefor pursuant to this Agreement.  Any fractional shares that would result from such exchange will be rounded up to the next highest whole number.

1.2 No Dilution.  IVTW shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the IVTW Stock between the date of this Agreement and the Effective Time other than the corporate actions authorized by a majority of the Members of HWI Units.

1.3 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur immediately following the execution of this Agreement providing the closing conditions set forth in Articles V and VI have been satisfied or waived (the “Closing Date”).

1.4 Closing Events.  At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.  If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by efax, fax, email and/or express courier.  At the Closing, the Exchange Shares shall be issued in the names and denominations provided by (“HWI”).

(a).

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF (“HWI”)

As an inducement to, and to obtain the reliance of IVTW, (“HWI”) represents and warrants as follows:

2.1 Organization.  (“HWI”) is an LLC duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania.    (“HWI”) has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of (“HWI”)’s organizational documents.  (“HWI”) has taken all action required by laws, its certificate of  incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. (“HWI”) has full power, authority, and legal right and has taken or will take all action required by law, its Certificate of  Incorporation, and otherwise to consummate the transactions herein contemplated.

2.2 Capitalization.  All issued and outstanding members units  of (“HWI”) are legally issued, fully paid, and non-assessable and were not issued in violation of the pre-emptive or other rights of any person.  (“HWI”) has no outstanding options, warrants, or other convertible securities.

2.3 Financial Statements.

(a)(“HWI”) has filed all local income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b)(“HWI”) has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which (“HWI”) may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)No deficiency for any taxes has been proposed, asserted or assessed against (“HWI”).  There has been no tax audit, nor has there been any notice to (“HWI”) by any taxing authority regarding any such tax audit, or, to the knowledge of (“HWI”), is any such tax audit threatened with regard to any taxes or (“HWI”) tax returns.  (“HWI”) does not expect the assessment of any additional taxes of (“HWI”) for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of (“HWI”).

(d)The books and records, financial and otherwise, of (“HWI”) are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4 Information.  The information concerning (“HWI”) set forth in this Agreement and the (“HWI”) Schedules (as that term is defined herein) are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

2.5 Membership Units Equivalents.  There are no existing options, warrants, calls, commitments of any character or other Membership equivalents relating to the authorized and unissued (“HWI”) Common Stock.

2.6 Absence of Certain Changes or Events.  Except as set forth in this Agreement or the (“HWI”) Schedules (as that term is defined herein):

(a)except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of (“HWI”); or (ii) any damage, destruction, or loss to (“HWI”) (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of (“HWI”);

(b)(“HWI”) has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by (“HWI”); (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent (“HWI”) consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of (“HWI”); or (v) issued, delivered, or agreed to issue or deliver any Membership Units (whether authorized and unissued or held as treasury stock).

2.7 Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of (“HWI”), threatened by or against (“HWI”), or affecting (“HWI”), or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which (“HWI”) is a party or to which any of its properties or operations are subject.

2.9 Contracts.  (“HWI”) has provided, or will provide IVTW, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which (“HWI”) is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10 Compliance With Laws and Regulations.  (“HWI”) has complied with all applicable statutes and regulations of any national, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of (“HWI”).

2.11 Approval of Agreement.  The Members of (“HWI”) (the “(“HWI”) Board”) and the (“HWI”) Membership Owners have authorized the execution and delivery of this Agreement by (“HWI”) and have approved the transactions contemplated hereby.

2.12 (“HWI”) Schedules.  (“HWI”) will deliver, as soon as practicable, the following schedules, which are collectively referred to as the “(“HWI”) Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of (“HWI”) as complete, true and correct:

(a)a schedule containing complete and correct copies of the organizational documents, as amended, of (“HWI”) in effect as of the date of this Agreement; and

(b)a schedule as requested by IVTW, containing true and correct copies of all material contracts, agreements, or other instruments to which (“HWI”) is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.9.

2.13 Title and Related Matters.  (“HWI”) has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the (“HWI”) balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)statutory liens or claims not yet delinquent; and

(b)as described in the (“HWI”) Schedules.

2.14 Governmental Authorizations.  (“HWI”) has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by (“HWI”) of this Agreement and the consummation by (“HWI”) of the transactions contemplated hereby.

2.15 Continuity of Business Enterprises.  (“HWI”) has no commitment or present intention to liquidate (“HWI”) or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.16 Ownership of (“HWI”) Shares.  The (“HWI”) Members are the legal and beneficial owners of 100% of  (“HWI”) which members are  set forth on Schedule I, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the (“HWI”) Members have full right, power, and authority to transfer, assign, convey, and deliver their respective (“HWI”) Membership Units and delivery of such Membership Units at  the Closing will convey to IVTW good and marketable title to such units  free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by IVTW.

2.17 Brokers.  (“HWI”) has not entered into any contract with any person, firm or other entity that would obligate (“HWI”) or IVTW to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

2.18 Nominees.  The nominees of (“HWI”) to serve as IVTW's directors and officers following the Closing (the "Nominees"), whose names and signatures appear on Schedule II hereto, represent that no event listed in Sub-paragraphs (1) through (4) of Subparagraph (d) of Item 401 of Regulation S-B has occurred with respect to any of the Nominees during the past five years which is material to an evaluation of the ability or integrity of such Nominee.

2.19 Subsidiaries and Predecessor Corporations.  (“HWI”) does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or entity.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF IVTW

As an inducement to, and to obtain the reliance of (“HWI”), IVTW represents and warrants as follows:

3.1 Organization.  IVTW is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the IVTW Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and bylaws of IVTW, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of IVTW’s Articles of Incorporation or bylaws. IVTW has taken all action required by law, its Certificate of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and IVTW has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, By-Laws, or otherwise to consummate the transactions herein contemplated.

3.2 Capitalization.  IVTW’s authorized capitalization (without including pending corporate actions) consists of 200,000,000 shares of Common Stock, of which no more than 13,419,267  shares will be issued and outstanding at Closing, and 10,000,000 shares of preferred stock, par value $0.001 per share authorized (the “Preferred Stock”), of which no shares are outstanding.  All presently issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.  The Exchange Shares will be legally issued, fully paid and non-assessable and shall not be issued in violation of the pre-emptive or other rights of any other person.

3.3 Financial Statements.  Except as set forth within its filing of reports with the Securities and Exchange Commission (the "SEC Reports"):

(a)IVTW has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which IVTW may be liable in its own right, or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(b)IVTW has filed all federal, state, or state tax returns required to be filed by it from inception.

(c)The books and records, financial and otherwise, of IVTW are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d)No deficiency for any taxes has been proposed, asserted or assessed against IVTW.  There has been no tax audit, nor has there been any notice to IVTW by any taxing authority regarding any such tax audit, or, to the knowledge of IVTW, is any such tax audit threatened with regard to any taxes or IVTW tax returns.  IVTW does not expect the assessment of any additional taxes of IVTW for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of IVTW.

(e)IVTW has good and marketable title to its assets and, except as set forth in the IVTW Schedules, has no material contingent liabilities, direct or indirect, matured or unmatured.

3.4 Information.  The information concerning IVTW set forth in this Agreement and the IVTW Schedules are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.5 Common Stock Equivalents.  Except as set forth herein, there are no existing options, warrants, calls, commitments of any character or other common stock equivalents relating to authorized and unissued stock of IVTW.

3.6 Absence of Certain Changes or Events.  Except as described herein or in the IVTW Schedules:

(a)There has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of IVTW (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of IVTW;

(b)IVTW, (except for pending corporate actions not included herein)  has not (i) amended its Articles of Incorporation or by-laws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of IVTW; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c)Except for grants made pursuant to the 2010 Equity Incentive Plan, IVTW has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent IVTW balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of IVTW; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d)IVTW has no assets, liabilities or accounts payable of any kind or nature, actual or contingent, in excess of $4,500 in the aggregate as of the Closing Date; and

(e)To the best knowledge of IVTW, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of IVTW.

3.7 Title and Related Matters.  IVTW has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the IVTW balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)statutory liens or claims not yet delinquent;

(b)such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c)as described in the IVTW Schedules.

3.8 Litigation and Proceedings.  There are no actions, suits, or proceedings pending or, to the knowledge of IVTW, threatened by or against or affecting IVTW, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.9 Contracts.  IVTW is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

3.10 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which IVTW is a party or to which it or any of its assets or operations are subject.

3.11 Governmental Authorizations.  IVTW is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by IVTW of this Agreement and the consummation by IVTW of the transactions contemplated hereby.

3.12 Compliance With Laws and Regulations.  To the best of its knowledge, IVTW has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of IVTW or except to the extent that noncompliance would not result in the incurrence of any material liability.

3.13 Insurance.  IVTW owns no insurable properties and carries no casualty or liability insurance.

3.14 Approval of Agreement.  The board of directors of IVTW (the “IVTW Board”) has authorized the execution and delivery of this Agreement by IVTW and has approved this Agreement and the transactions contemplated hereby.

3.15 Material Transactions of Affiliations.  Except as disclosed herein and in the IVTW Schedules, there exists no material contract, agreement, or arrangement between IVTW and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by IVTW to own beneficially, 10% or more of the issued and outstanding common stock of IVTW and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% stockholder of IVTW has, or has had during the last preceding full fiscal year, any known interest in any material transaction with IVTW which was material to the business of IVTW. IVTW has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.16 Employment Matters.  IVTW has no employees other than its executive officers.

3.17 IVTW Schedules.  Prior to the Closing, IVTW shall have delivered to (“HWI”) the following schedules, which are collectively referred to as the “IVTW Schedules,” which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

(a)a schedule containing complete and accurate copies of the Certificate of Incorporation and by-laws, as amended, of IVTW as in effect as of the date of this Agreement;

(b)a schedule containing a copy of the federal income tax returns of IVTW identified in Section 3.3(b); and

(c)a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the IVTW Schedules.

3.18 Brokers.  IVTW has not entered into any contract with any person, firm or other entity that would obligate (“HWI”) or IVTW to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.19 Subsidiaries.  IVTW does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or other entity.

ARTICLE IV

SPECIAL COVENANTS

4.1 Post-Closing Covenants.   Within ten (10) days following the Closing, IVTW shall file a Preliminary Information Statement in accordance with the provisions of Rule 14C of the Rules promulgated under the Securities Exchange Act of 1934, as amended, to amend IVTW's Articles of Incorporation to provide for the following: to change the name of the Corporation to "HWI Global,  Inc. ", or such similar name as is available; to increase the number of IVTW's authorized capital stock to 400,000,0000 shares of Common Stock and increase the preferred shares to  100,000,000 shares of preferred stock, par value, $0.001 per share, to effect a forward split of 7:1.

4.2 Shareholders’ Actions of IVTW.  Prior to the Closing, IVTW shall cause the following actions to be taken by the written consent of the holders of a majority of the outstanding shares of common stock of IVTW:

(a)the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b)such other actions as the directors may determine are necessary or appropriate.

4.3 Actions of (“HWI”) Shareholders.  Prior to the Closing, (“HWI”) shall cause the following actions to be taken by the written consent of the holders of a majority of the members ownership of (“HWI”):

(a)the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b)such other actions as the directors may determine are necessary or appropriate.

4.4 Access to Properties and Records.  IVTW and (“HWI”) will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of IVTW or (“HWI”) in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of IVTW or (“HWI”) as the other shall from time to time reasonably request.

4.5 Delivery of Books and Records.  At the Closing, IVTW shall deliver to (“HWI”), the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of IVTW now in the possession or control of IVTW or its representatives and agents.

4.6 Actions Prior to Closing by both Parties.

(a)From and after the date of this Agreement until the Closing Date and except as set forth in the IVTW or (“HWI”) Schedules or as permitted or contemplated by this Agreement, IVTW and (“HWI”) will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)From and after the date of this Agreement until the Closing Date, neither IVTW nor (“HWI”) will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of (“HWI”), or in Section 3.6, in the case of IVTW (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.7 Indemnification.

(a)(“HWI”) hereby agrees to indemnify IVTW and each of the officers, agents and directors of IVTW as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b) of this Agreement.

(b)IVTW hereby agrees to indemnify (“HWI”) and each of the officers, agents and directors of (“HWI”) as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(c) of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF IVTW

The obligations of IVTW under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1 Accuracy of Representations; Performance.  The representations and warranties made by (“HWI”) in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and (“HWI”) shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by (“HWI”) prior to or at the Closing. IVTW may request to be furnished with a certificate, signed by a duly authorized officer of (“HWI”) and dated the Closing Date, to the foregoing effect.

5.2 Officer’s Certificates.  IVTW shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of (“HWI”) to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of (“HWI”) threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the (“HWI”) Schedules, by or against (“HWI”) which might result in any material adverse change in any of the assets, properties, business, or operations of (“HWI”).

5.3 No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of (“HWI”), nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

5.4 Other Items.

(a)IVTW shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as IVTW may reasonably request.

(b)Complete and satisfactory due diligence review of (“HWI”) by IVTW.

(c)Approval of the Transaction by the (“HWI”) Board and the (“HWI”) Shareholders.

(d)Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from (“HWI”)’s lenders, creditors, vendors and lessors.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF (“HWI”)

The obligations of (“HWI”) under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1 Accuracy of Representations; Performance.  The representations and warranties made by IVTW in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and IVTW shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by IVTW prior to or at the Closing.  (“HWI”) shall have been furnished with a certificate, signed by a duly authorized executive officer of IVTW and dated the Closing Date, to the foregoing effect.

6.2 Officer’s Certificate.  (“HWI”) shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of IVTW to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of IVTW threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3 No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of IVTW nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of IVTW.

6.4 Good Standing.  (“HWI”) shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that IVTW is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5 Other Items.

(a)(“HWI”) shall have received a stockholder list of IVTW containing the name, address, and number of shares held by each IVTW stockholder as of the date of Closing certified by an executive officer of IVTW as being true, complete, and accurate.

(b)(“HWI”) shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as (“HWI”) may reasonably request.

(c)Complete and satisfactory due diligence review of IVTW by (“HWI”).

(d)Approval of the Transaction by the IVTW Board and the stockholders of IVTW.

(e)There shall have been no material adverse changes in IVTW, financial or otherwise.

(f)There shall be no IVTW Common Stock Equivalents outstanding as of immediately prior to the Closing.  For purposes of the foregoing, “IVTW Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from IVTW, or obligating IVTW to issue, any shares of any class of the capital stock of IVTW or any securities convertible into or exchangeable for such shares.

(g)Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from IVTW’s lenders, creditors; vendors, and lessors.

ARTICLE VII

MISCELLANEOUS

7.1 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of New York.  Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in New York, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

7.2 Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

7.3 Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.4 Confidentiality. IVTW, on the one hand, and (“HWI”) and the (“HWI”) Shareholders, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential.  The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. IVTW and (“HWI”) agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

7.5 Expenses.  Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, all costs and expenses incurred by (“HWI”) and IVTW after the Closing shall be borne by the surviving entity.  After the Closing, the costs and expenses of the (“HWI”) Shareholders shall be borne by the (“HWI”) Shareholders.

7.6 Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

7.7 Third Party Beneficiaries.  This contract is solely between IVTW, (“HWI”) and the (“HWI”) Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

7.8 Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.9 Survival.  The representations and warranties of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.10 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

7.11 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

IVT SOFTWARE, INC.

By:_/s/ Deric Haddad
     Deric Haddad President, CEO

HADDAD WYLIE INDUSTRIES, LLC

By: /s/ Deric Haddad
      Deric Haddad  President, CEO

SCHEDULE I

Dated:  December 28, 2010
                               The following persons are the only owners of the capital stock of (“HWI”):

SCHEDULE 1
IVT SOFTWARE, INC. SHARES TO BE ISSUED

Deric & Heather Haddad JT.	7,637,682
Christopher Jacobs	427,092
James Wylie	427,092
Ronald Recker	50,000
Peter Michael Habib	286,189
Joseph Thomas Habib	286,189
David John Habib	286,189
Alexander Nicholas Sanfilippo	429,283
Ethel Schwartz	100,000

Total	9,929,716

SCHEDULE II

to

STOCK EXCHANGE AGREEMENT

             IVT Software, Inc.  -  Board of Directors
Name:	Position(s)	Signature
Deric Haddad	Chief Executive Officer, President, Director	/s/ Deric Haddad
Heather Haddad	V.P. Director	/s/ Heather Haddad

STOCK EXCHANGE AGREEMENT

             Haddad Wylie Industries, LLC- Board of Directors
Name:	Position(s)	Signature
Deric Haddad	President, Director	/s/ Deric Haddad
Heather Haddad	V.P. Director	/s/ Heather Haddad
James Wylie	V.P. Director	/s/ James Wylie
Christopher Jacobs	V.P. Director	/s/Christopher Jacobs